Exhibit 13.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Trend Micro Incorporated (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 30, 2006

By	/s/ MAHENDRA NEGI
	Name:	Mahendra Negi
	Title:	Representative Director, Chief Operating Officer, Chief Financial Officer and Executive Vice President
(Chief Financial Officer)